Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended March
As Reported	2016	2015	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	45,476	46,244	(1.7)%

Total Retail Sales-	38,038	39,209	(3.0)%	0.4%
Residential	12,602	13,577	(7.2)%	1.4%
Commercial	12,323	12,415	(0.7)%	0.8%
Industrial	12,888	12,988	(0.8)%	(1.0)%
Other	225	229	(1.7)%	(1.5)%

Total Wholesale Sales	7,438	7,035	5.7%	N/A

Note
*Also reflects adjustment of 2015 KWH sales consistent with Mississippi Power's updated methodology to estimate the unbilled revenue allocation among customer classes implemented in the first quarter 2015.